BK TECHNOLOGIES

NYSE American: BKTI


POLICE

First Quarter 2026 Earnings Results

Thursday, May 14th, 2026

Safe Harbor Statement

This presentation contains statements about future events and expectations which are "forward-looking statements" within the meaning of Sections 27A of the Securities Act of 1933, as amended, and 21E of the Exchange Act. These forward-looking statements concern the Company's operations, economic performance, and financial condition, including, but not limited to the Company's long-term strategic plan and guidance, and are based largely on the Company's beliefs and expectations. These statements involve known and unknown risks, uncertainties, and other factors, many of which are outside of our control, that may cause the actual results, performance, or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors and risks include, among others, the following: changes or advances in technology; the success of our Solutions and Radio business lines and the products offered thereunder; successful introduction of new products and technologies, including our ability to successfully develop and sell our current and anticipated Solutions products, and our new multiband radio product and other related products in the BKR Series product line; competition in the land mobile radio ("LMR") industry; general economic and business conditions, including the impacts of inflation, fluctuating interest rates, tariffs and other trade barriers and restrictions, potential tariff refunds, labor and supply shortages and disruptions, federal, state, and local government budget deficits and spending limitations, any impact from a prolonged shutdown of the U.S. Government, the effects of natural disasters, changes in climate, severe weather events, geopolitical conflicts and other events, acts of war or terrorism, global health crises and other catastrophic events, as well as the broader impacts to financial markets and the global macroeconomic and geopolitical environments, including a potential U.S. or global downturn or recession; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; risks associated with fixed-price contracts; heavy reliance on sales to agencies of the U.S. Government and our ability to comply with the requirements of contracts, laws, and regulations related to such sales; allocations by government agencies among multiple approved suppliers under existing agreements; our ability to comply with U.S. tax laws and utilize deferred tax assets; our ability to attract and retain executive officers, skilled workers, and key personnel; our ability to manage our growth; our ability to identify potential candidates for, and consummate, acquisition, disposition or investment transactions; impact of our capital allocation strategy; risks related to maintaining our brand and reputation; impact of government regulation; impact of rising health care costs; our business with manufacturers located in other countries, including the effects of changes in the U.S. Government and foreign governments' trade and tariff policies, such as fluctuating tariffs imposed by the U.S. and the imposition of increased tariffs and other trade barriers and retaliatory measures by foreign governments; our inventory and debt levels; our ability to comply with the terms, including financial covenants, of our outstanding debt, including fluctuating interest rates; protection of our intellectual property rights; fluctuation in our operating results and stock price; any infringement claims; data security breaches, cyber-attacks and other factors impacting our technology systems or third-party information technology systems upon which we rely; widespread outages, interruptions or other failures of operational, communication or other systems; availability of adequate insurance coverage; environmental, social, and governance matters; maintenance of our NYSE American listing; risks related to being a holding company; our ability to maintain effective internal control over financial reporting; and the effect on our stock price and ability to raise capital through future sales of shares of our common stock or otherwise. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and in the Company's subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statement except as required by law.

This presentation contains specifically identified non-GAAP financial measures, which supplement the results that are reported according to GAAP. These non-GAAP financial measures may be useful to investors but should not be viewed in isolation from, or as a substitute for, GAAP results. Differences between non-GAAP financial measures and comparable GAAP financial measures are reconciled in the presentation. We do not provide reconciliations of forward-looking non-GAAP guidance due to the inherent difficulty in quantifying certain items necessary to provide such reconciliations as a result of their unknown effect, timing and potential significance.

First Quarter 2026 Highlights

- Revenue increased 11.8% to $21.3M, **delivering trailing-twelve-month revenue growth of 14%**
- **Continued momentum of BKR Series radios** and growing agency **adoption of BK ONE solutions**
- **Year-over-Year adjusted EBITDA growth of 24%**; adjusted EBITDA **margin expands 180bps to 18.7%**
- **Fully diluted non-GAAP adjusted EPS[1] of $0.88** compared with $0.62 in 1Q25
- **After-Tax Free Cash Flow[2] increased by 44% year-over-year** to $4.1 million, outpacing revenue growth
- **Record capital position; $29.0 million in cash & cash equivalents** at March 31, 2026


BK

[1]Adjusted EPS is a non-GAAP measure that adjusts GAAP EPS to reflect the removal of net realized and unrealized loss on investments, non-cash stock-based compensation expense, non-cash deferred tax provision expense, severance, and inventory write-off- New product introduction.
[2]After-Tax Free Cash Flow is a non-GAAP measure that adjusts GAAP operating income to cash flow from operations as a measure of the Company's ability to reduce debt, add to cash balances, pay dividends, and repurchase stock. A reconciliation of non-GAAP measures is available in the appendix of this presentation.

Revenue Growth Driven by Growing Demand for BKR Series Radios


Quarterly Revenue
(in Millions)
24
22
20
18
16
14
12
10
$19.0
$20.3
$21.2
$20.1
$20.2
$24.4
$16.3
$17.9
$21.5
$18.2
$19.1
$21.3
2Q23
2Q24
2Q25
3Q23
3Q24
3Q25
4Q23
4Q24
4Q25
1Q24
1Q25
1Q26

- **Growing BKR Series footprint across agencies,** capitalizing on market shift from single-band to multiband
- **Operating leverage delivers 13% operating income expansion,** growing ahead of 12% 1Q26 revenue increase
- **Growing federal, state and local demand for BKR 9000 multiband radio**; New order from Minnesota Department of Natural Resources for 500 radios
- **Highly acclaimed FDIC debut of next-generation BKR 9500 multiband radio;** dealer training complete with first order booked in April

Strong Financial Results

Income Statement	Three Months Ended	
(in thousands)	**3/31/26**	**3/31/25**
Sales	**$21,293**	$19,054
Gross Margin	***51.8%***	*47.0%*
SG&A	**$7,741**	$6,034
Operating Income	**$3,289**	$2,916
Operating Margin	***15.4%***	*15.3%*
Net Income	**$2,762**	$2,132
EPS – diluted	**$0.69**	$0.55
Adjusted Earnings[1]	**$3,524**	$2,400
Adjusted EPS – diluted[1]	**$0.88**	$0.62
Adjusted EBITDA[2]	**$3,991**	$3,226

[1] Adjusted earnings and Adjusted EPS are non-GAAP measures that adjust GAAP net income and GAAP EPS to reflect the removal of net realized and unrealized loss on investments, non-cash stock-based compensation expense, non-cash deferred tax provision expense, severance, and inventory write-off- New product introduction. A reconciliation of non-GAAP measures is available in the appendix of this presentation.
[2] Adjusted EBITDA is a non-GAAP measure that adjusts GAAP Net Income to adjust for interest income/expense, depreciation and amortization and reflect the removal of non-cash charges for changes in investment value that do not reflect the operating performance of the LMR and Solutions products. Adjusted EBITDA also reflects the removal of one-time charges related to the Company's transition of production operations to East West Manufacturing LLC. A reconciliation of non-GAAP measures is available in the appendix of this presentation.

BK

Enhanced Profitability



Adjusted EBITDA¹
(millions)
Annual
Quarterly
20.5%
Δ+800bps
$17.6
12.5%
Δ+1,500bps
$9.6
2.0%
$1.5
2023
2024
2025
Δ+180bps
18.7%
16.9%
Δ+920bps
7.7%
$1.4
$3.2
$4.0
1Q24
1Q25
1Q26
Adjusted EBITDA
Margin



Adjusted Earnings²
(millions)
Annual
Quarterly
$17.0
$6.8
$3.0
2023
2024
2025
$1.1
$2.4
$3.5
1Q24
1Q25
1Q26

[1] Adjusted EBITDA is a non-GAAP measure that adjusts GAAP net income to adjust for interest income/expense, depreciation and amortization and reflect the removal of non-cash charges for changes in investment value that do not reflect the operating performance of the LMR and Solutions products. Adjusted EBITDA also reflects the removal of one-time charges related to the Company's transition of production operations to East West Manufacturing LLC. A reconciliation of non-GAAP measures is available in the appendix of this presentation.
[2] Adjusted earnings is a non-GAAP measure that adjusts GAAP net income to the removal of net realized and unrealized loss on investments, non-cash stock-based compensation expense, non-cash deferred tax provision expense, severance, and inventory write-off- New product introduction. A reconciliation of non-GAAP measures is available in the appendix of this presentation.

Consistent Cash Generation Powering Growth and Flexibility

Free Cash Flow After Tax[1]

(in Millions)



($0.7)
$2.4
$5.5
$1.3
$3.0
$5.4
$1.3
$2.8
$5.0
$1.4
$2.8
$4.1
2Q23
2Q24
2Q25
3Q23
3Q24
3Q25
4Q23
4Q24
4Q25
1Q24
1Q25
1Q26

- After-Tax Free Cash Flow of $4.1 million in 1Q26, **demonstrating continued strong cash generation**
- **Diligent investments in innovative products and solutions,** delivering sustainable growth

Return on Invested Capital[2]



-35.2%
-7.1%
28.0%
25.4%
24.7%
2022
2023
2024
2025
1Q26
TTM

- **Efficient capital management** generating continuous Return on Invested Capital gains
- **Proven cash engine providing significant financial flexibility** for reinvestment, M&A, or shareholder returns

[1]After-Tax Free Cash Flow is a non-GAAP measure that adjusts GAAP operating income to cash generated from operations as a measure of the Company's ability to reduce debt, add to cash balances, pay dividends, and repurchase stock.
[2]Return on Invested Capital (ROIC) is a non-GAAP measure calculated as the ratio of Net income to Average invested capital. ROIC is useful to investors as a measure of performance and of the effectiveness of the use of capital in our operations.

Strengthened Balance Sheet

Significantly increased cash position, improved working capital and no debt give BK financial flexibility to execute growth strategy and deliver shareholder value


Working Capital
$37.3M
$41.4M
Cash & Cash Equivalents of $22.8M
Cash & Cash Equivalents of $29.0M
12.31.25
3.31.26


Shareholders' Equity
$44.7M
$47.7M
12.31.25
3.31.26

2026 Goals & Financial Targets

- **Reiterating full year targets:**
  - Revenue of at least $90 million
  - Gross margin of 50%+
  - GAAP EPS of $3.15[1] per diluted share
  - Non-GAAP adjusted EPS[2] of $3.55 per diluted share
    - Beginning in 2026, engineering costs for BKR 9500 development to be expensed as incurred rather than capitalized
- **Capitalize on structural shifts shaping public safety communications market:**
  - Transition from single-band to multiband
  - Evolution from in-vehicle to on-person solutions
- **Scaling BKR Series platform,** launch of the BKR 9500 mobile radio, and deepening value-added software integration through BK ONE Solutions
- Continued diligent and strategic platform development, **fueling sustainable revenue, earnings, and free cash flow generation**

[1] Based on expected 2026 tax rate to normalize of approximately 25%, which along with expensing engineering costs is projected to reduce EPS by approximately $1.05.
[2] Adjusted earnings and Adjusted EPS are non-GAAP measures that adjust GAAP net income and GAAP EPS to reflect the removal of net realized and unrealized loss on investments, non-cash stock-based compensation expense, non-cash deferred tax provision expense, severance, and inventory write-off- New product introduction. A reconciliation of non-GAAP measures is available in the appendix of this presentation


BK

Q&A


POLICE
BK

Appendix



Use of Non-GAAP Measures

BK Technologies prepares its consolidated financial statements in accordance with United States generally accepted accounting principles ("GAAP"). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses non-GAAP financial measures. Management believes the non-GAAP financial measures discussed in this presentation are important to the reader of the Consolidated Financial Statements. The Company has provided the non-GAAP financial information presented in the presentation, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in the presentation that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with the GAAP financial measures presented in the presentation. The non-GAAP financial measures in the presentation may differ from similar measures used by other companies.

Adjusted Earnings Before Interest Taxes Depreciation and Amortization (Adjusted EBITDA). Adjusted EBITDA and Adjusted EBITDA margin are considered non-GAAP financial measures under the SEC's rules because they exclude certain amounts included in net income provided in the statement of operations attributable to the Company calculated in accordance with GAAP, the most directly comparable financial measure calculated in accordance with GAAP. Management believes Adjusted EBITDA and Adjusted EBITDA margin can help the investors better understand operational factors associated with the Company's financial performance because it excludes the following from consideration: interest, taxes, depreciation and amortization, and infrequent or unusual losses or gains (i.e., non-recurring and incremental restructuring charges that are not expected to be routinely incurred year over year because of the Company's strategy and operating experience). Adjusted EBITDA margin is defined as Adjusted EBITDA divided by total revenue. See Reconciliation to GAAP below for calculation methodology and details regarding Adjusted EBITDA and Adjusted EBITDA Margin.

Adjusted earnings per share (Adjusted EPS). Adjusted EPS is considered a non-GAAP financial measure under the SEC's rules because it excludes certain amounts included in the basic and diluted earnings per share attributable to the Company calculated in accordance with GAAP EPS, the most directly comparable financial measure calculated in accordance with GAAP. Adjusted EPS is a non-GAAP financial measure that adjusts GAAP EPS for expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the Company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. The Company has non-cash charges for stock-based compensation that do not reflect the operating performance of the LMR and Solutions businesses. The Company also recorded a one-time, non-cash income tax provision expense for NOL carryforwards during the second, third and fourth quarters of 2025. Management believes that these one-time charges do not reflect the operational profitability of the business for the second, third and fourth quarters of 2025 compared to prior periods. See Reconciliation to GAAP below for calculation methodology and details regarding Adjusted EPS. We do not provide reconciliations of forward-looking non-GAAP guidance due to the inherent difficulty in quantifying certain items necessary to provide such reconciliations as a result of their unknown effect, timing and potential significance.

Free Cash Flow After-tax (FCFAT). Free Cash flow After-tax is considered a non-GAAP financial measure under the SEC's rules. FCFAT is used in addition to and in conjunction with results presented in accordance with GAAP, and FCFAT should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and to not rely on any single financial measure. FCFAT, which we reconcile to "net income," adjusted for interest income or expense, depreciation and amortization and income taxes, as further adjusted for non-cash stock-based compensation expense and non-cash deferred income tax provision or expense, is a measure of cash flow from operations. Management also views FCFAT, as a measure of the Company's ability to reduce debt, add to cash balances, pay dividends, and repurchase stock. FCFAT has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. For example, FCFAT does not incorporate payments made on finance lease obligations or required debt service payments. In addition, different companies define FCFAT differently. Therefore, we believe it is important to view FCFAT as a complement to our entire consolidated statements of consolidated operations and cash flows. FCFAT Conversion is useful to investors for the foregoing reasons and as a measure of the rate at which the Company converts its net income reported in accordance with GAAP to cash inflows, which helps investors assess whether the Company is generating sufficient cash flow to provide an adequate return.

Return on Invested Capital (ROIC). Return on Invested Capital is considered a non-GAAP financial measure under the SEC's rules. The financial measure calculated under GAAP which is most directly comparable to ROIC is considered to be the ratio of Net income to Average invested capital. We calculate ROIC by dividing non-GAAP net operating profit after tax ("NOPAT") by average invested capital, a GAAP measure. NOPAT is defined as tax-effected income from operations adjusted for interest income or expense. Average invested capital is defined as net debt plus shareholders' equity and cash using a trailing 12-month average. We believe that ROIC is useful to investors as a measure of performance and of the effectiveness of the use of capital in our operations. We use ROIC as one measure to monitor and evaluate operating performance. This method of determining non-GAAP ROIC may differ from other companies' methods and therefore may not be comparable to those used by other companies. ROIC should be considered in addition to, rather than as a substitute for, other information provided in accordance with GAAP.

Reconciliation of Non-GAAP Metrics

	Three Months Ended		Twelve Months Ended		
Non-GAAP Adjusted EBITDA (in thousands)	3/31/25	3/31/26	12/31/23	12/31/24	12/31/25
Net Income	$2,132	$2,762	($2,230)	$8,359	$13,536
Adjustments to reconcile net income to EBITDA					
Interest (income) expense, net	(3)	(169)	575	266	(265)
Income tax provision	670	682	54	(984)	2,581
Depreciation and amortization	427	716	1,635	1,692	1,778
EBITDA	$3,226	$3,991	$34	$9,332	$17,630
Severance	-	-	96	277	-
Non-cash stock-based compensation expense	-	-	1,343	-	-
Adjusted EBITDA	$3,226	$3,991	$1,473	$9,610	$17,630
Adjustments to reconcile net income to Adjusted EPS (non-GAAP)					
Net Income	$2,132	$2,762	($2,230)	$8,359	$13,536
Net realized and unrealized loss on investments	-	-	740	91	-
Non-cash stock-based compensation expense	393	419	1,343	780	1,926
Non-cash income tax provision expense (benefit)	(125)	343	54	(2,672)	1,558
Severance	-	-	96	277	-
Inventory write-off – New product introduction	-	-	-	-	-
Adjusted Earnings (Non-GAAP)	$2,400	$3,524	$3	$6,835	$17,020
Adjusted earnings per share – basic	$0.67	$0.94	$0.00	$1.92	$4.63
Adjusted earnings per share – diluted	$0.62	$0.88	$0.00	$1.84	$4.32
Weighted average common shares outstanding, basic	3,572,576	3,740,728	3,426,576	3,553,303	3,672,239
Weighted average common shares outstanding, diluted	3,893,143	4,009,370	3,427,000	3,710,644	3,936,814

Reconciliation of Non-GAAP Metrics, Cont.

Non-GAAP Adjusted EBITDA (in thousands)	1Q24	2Q24	3Q24	4Q24	1Q25	2Q25	3Q25	4Q25	1Q26
Net Income	$681	$1,664	$2,357	$3,657	$2,132	$3,741	$3,436	$4,227	$2,762
Adjustments to reconcile net income to EBITDA									
Interest (income) expense, net	174	106	1	(15)	(3)	(39)	(94)	(129)	(169)
Income tax provision (benefit)	21	220	247	(1,472)	670	275	1,452	184	682
Depreciation and amortization	407	413	429	442	427	440	458	453	716
EBITDA	**$1,283**	**$2,403**	**$3,034**	**$2,612**	**$3,226**	**$4,417**	**$5,252**	**$4,735**	**$3,991**
Severance	127	85	75	50	-	-	-	-	-
Inventory write-off – New product introduction	-	-	-	-	-	-	-	-	-
Adjusted EBITDA	**$1,410**	**$2,488**	**$3,109**	**$2,662**	**$3,226**	**$4,417**	**$5,252**	**$4,735**	**$3,991**
Net Income	$681	$1,664	$2,357	$3,657	$2,132	$3,741	$3,436	$4,227	$2,762
Net realized and unrealized loss on investments	91	-	-	-	-	-	-	-	-
Non-cash stock-based compensation expense	175	227	224	156	393	425	637	471	419
Non-cash deferred income tax provision expense (benefit)	-	-	-	(1,472)	(125)	889	932	(29)	343
Severance	127	85	75	50	-	-	-	-	-
Inventory write-off – New product introduction	-	-	-	-	-	-	-	-	-
Adjusted Earnings (Non-GAAP)	$1,074	$1,976	$2,656	$2,391	$2,400	$5,055	$5,005	$4,669	$3,524
Adjusted earnings per share – basic	$0.30	$0.56	$0.75	$0.67	$0.67	$1.39	$1.35	$1.24	$0.94
Adjusted earnings per share – diluted	$0.30	$0.55	$0.71	$0.61	$0.62	$1.30	$1.27	$1.17	$0.88
Weighted average common shares outstanding, basic	3,538,507	3,529,910	3,539,841	3,565,916	3,572,576	3,646,503	3,708,717	3,758,715	3,740,728
Weighted average common shares outstanding, diluted	3,554,439	3,564,170	3,751,073	3,939,411	3,893,143	3,893,462	3,951,433	4,006,861	4,009,370

Reconciliation of Non-GAAP Metrics, Cont.

Free Cash Flow After Tax	2Q23	3Q23	4Q23	1Q24	2Q24	3Q24	4Q24	1Q25	2Q25	3Q25	4Q25	1Q26
Net Income	($1,340)	$90	$290	$681	$1,664	$2,357	$3,657	$2,132	$3,741	$3,436	$4,227	$2,762
Adjustments to reconcile net income to EBITDA												
Interest (income) expense, net	155	131	146	174	106	1	(15)	(3)	(39)	(94)	(129)	(169)
Income tax provision (benefit)	-	-	54	21	220	247	(1,472)	670	275	1,452	184	682
Depreciation and amortization	399	441	358	407	413	429	442	427	440	458	453	716
EBITDA	**($786)**	**$662**	**$848**	**$1,283**	**$2,403**	**$3,034**	**$2,612**	**$3,226**	**$4,417**	**$5,252**	**$4,735**	**$3,991**
Adjustments to reconcile EBITDA to Free Cash Flow After Tax												
Non-cash stock-based compensation expense	124	685	407	175	227	224	156	393	425	637	471	419
Non-cash deferred income tax provision expense (benefit)	-	-	54	-	-	-	(1,472)	(125)	889	932	(29)	343
Pre-Tax Free Cash Flow	**($662)**	**$1,347**	**$1,309**	**$1,485**	**$2,631**	**$3,258**	**$1,296**	**$3,494**	**$5,731**	**$6,821**	**$5,177**	**$4,753**
Tax	-	-	(54)	(21)	(220)	(247)	1,471	(670)	(275)	(1,452)	(184)	(682)
Free Cash Flow After Tax	**($662)**	**$1,347**	**$1,255**	**$1,437**	**$2,411**	**$3,011**	**$2,768**	**$2,824**	**$5,456**	**$5,369**	**$4,993**	**$4,071**
Invested Capital												
Equity	$17,826	$18,614	$21,311	$21,517	$23,406	$25,987	$29,831	$32,369	$36,763	$40,950	$44,698	$47,713
Debt	-	-	-	-	-	-	-	-	-	-	-	-
Cash	2,688	4,066	3,456	3,296	2,981	4,173	7,075	8,920	11,853	21,471	22,788	28,980
Invested Capital	$20,514	$22,680	$24,767	24,813	26,387	30,160	36,906	41,289	48,616	62,421	67,486	76,693
Average Invested Capital	**$21,172**	**$21,597**	**$23,724**	**$24,790**	**$25,600**	**$28,274**	**$33,533**	**$39,098**	**$44,953**	**$55,519**	**$64,954**	**$72,090**
EBIT	($1,340)	$90	$490	$702	$1,884	$2,604	$2,185	$2,802	$4,016	$4,888	$4,411	$3,444
Interest (income) expense, net	155	131	146	174	106	1	(15)	(3)	(39)	(94)	(129)	(169)
Tax	-	-	(54)	(21)	(220)	(247)	1,472	(670)	(275)	(1,452)	(184)	(682)
NOPAT	**($1,185)**	**$221**	**$582**	**$855**	**$1,770**	**$2,358**	**$3,642**	**$2,129**	**$3,702**	**$3,342**	**$4,098**	**$2,593**

Reconciliation of Non-GAAP Metrics

Invested Capital (in thousands)	Twelve Months Ended 12/31/22	12/31/23	12/31/24	12/31/25	TTM Ended 3/31/26
Invested Capital					
Equity	$20,135	$21,311	$29,831	$44,698	$40,041
Debt	-	-	-	-	-
Cash	1,918	3,456	7,075	22,788	18,950
Invested Capital	$22,053	$24,767	$36,906	$67,486	$58,991
Average Invested Capital	**$32,626**	**$24,410**	**$30,837**	**$52,196**	**$55,594**
Net Operating Profit After Tax					
EBIT	($11,633)	($2,176)	$7,375	$16,117	$16,759
Interest (income) expense, net	144	575	266	(265)	(430)
Tax	-	(54)	984	(2,581)	(2,593)
NOPAT	**($11,489)**	**($1,655)**	**$8,625**	**$13,271**	**$13,735**
Return on Invested Capital	**(35.2%)**	**(7.1%)**	**28.0%**	**25.4%**	**24.7%**

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